UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) April 27, 2006

                                EMCOR Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        1-8267                                            11-2125338
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(Commission File Number)                   (I.R.S. Employer Identification No.)



                 301 Merritt Seven, Norwalk, CT     06851
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           (Address of Principal Executive Offices)(Zip Code)

                                 (203) 849-7800
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

- Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

- Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On April 27, 2006, EMCOR Group, Inc. issued a press release disclosing results of operations for the fiscal 2006 first quarter ended March 31, 2006. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.


     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number                 Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on April 27, 2006 disclosing results of operations for the fiscal 2006 first quarter ended March 31, 2006.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EMCOR Group, Inc.


                                             By:     /s/ Frank T. MacInnis
                                                 -----------------------------
                                                      Frank T. MacInnis
                                                   Chairman of the Board of
                                                     Directors and Chief
                                                      Executive Officer

Dated:  April 27, 2006

Exhibit 99.1



              EMCOR GROUP, INC. REPORTS 2006 FIRST QUARTER RESULTS
     - First quarter income from continuing operations increases over 200% -
                    - Revenue, contract backlog post gains -

NORWALK, CONNECTICUT, April 27, 2006 - EMCOR Group, Inc. (NYSE: EME) today reported results for the first quarter ended March 31, 2006. The Company's financial results for the quarter have been adjusted to reflect its 2-for-1 stock split, effective February 10, 2006.

For the first quarter of 2006, the Company reported income from continuing operations of $7.6 million, or $0.24 per diluted share, more than three times its income from continuing operations of $2.0 million, or $0.06 per diluted share, in the first quarter of 2005. Including a loss from discontinued operations of $0.6 million, or $0.02 per diluted share, net income for the first quarter of 2006 was $7.0 million, or $0.22 per diluted share, compared to net income of $1.9 million, or $0.06 per diluted share (which included a loss from discontinued operations of $0.1 million, or ($0.00) per diluted share) in the first quarter of 2005. The Company's results for the 2006 first quarter also include expenses related to its adoption of FAS 123(R) (Accounting for Stock-Based Compensation) of $0.4 million, or $0.01 per diluted share, which were not present in the year ago period. In the first quarter of 2006, the Company reported revenues of $1.15 billion, an increase of 6.2% over the first quarter of 2005.

Operating income for the 2006 first quarter was $12.3 million, versus operating income in the first quarter of 2005 of $5.7 million (including $1.2 million of restructuring expenses primarily related to the Company's Canadian and UK operations), an increase of 115.4%. Excluding the impact of restructuring expenses in the 2005 first quarter, operating income rose 78.8%. As a percentage of revenue, operating income improved to 1.1% in the first quarter of 2006 from 0.5% a year ago. Selling, general and administrative (SG&A) expenses for the first quarter of 2006 were $102.5 million, compared to $92.3 million for the 2005 first quarter, reflecting higher compensation expense as a result of the Company's improved profitability, increased overall SG&A levels related to higher revenue in the period and the previously mentioned expenses related to FAS 123(R).

Contract backlog as of March 31, 2006 was $2.82 billion, compared to $2.76 billion at December 31, 2005, and $2.72 billion at March 31, 2005. Private sector commercial backlog represented 37% of total backlog at March 31, 2006, versus 27% at March 31, 2005.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "Our solid first quarter results reflect the benefits of the actions we have taken to better align our resources to the growth in demand for our services within the private sector. During the quarter, our backlog of private sector commercial work surpassed the $1 billion mark for the first time, reflecting the steps we've taken to ensure our ability to participate in a recovery within this segment. At the same time, we saw profitable results across all our businesses, including both our Canadian and U.K. operations."

Mr. MacInnis continued, "A primary focus of EMCOR Group over the past several years has been the development of our U.S. facilities services business, where the benefits of market leadership include the ability to perform profitably during all stages of the market cycle. In the first quarter of 2006, we saw facilities services revenues rise by approximately 20% from year ago levels, driven primarily by organic growth. As more companies recognize the value and benefits of outsourcing their facilities services management needs, we expect to see continued strong performance and growth within this business."

Mr. MacInnis concluded, "We are pleased with the performance of our operations and expect to see a continuation of these trends as we move through the year. Overall, based on current market conditions, we continue to expect to generate revenues of between $4.9 billion and $5.1 billion in 2006, resulting in diluted earnings per share for the year of between $1.54 and $1.90, including $0.06 per diluted share in expenses related to the Company's adoption of FAS 123(R) (Accounting for Stock-Based Compensation)."

EMCOR Group, Inc. is a Fortune 500(R) worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's first quarter conference call will be available live via Internet broadcast today, Thursday, April 27, at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2005 Form 10-K, its Form 10-Q for the first quarter ended March 31, 2006, and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                     For the Three Months Ended
                                                            March 31,
                                                   -----------------------------
                                                       2006             2005
                                                       ----             ----

 Revenues                                          $1,151,077        $1,083,755
 Cost of sales                                      1,036,244           984,553
                                                   ----------        ----------

 Gross profit                                         114,833            99,202
 Selling, general and administrative expenses         102,506            92,307
 Restructuring expenses                                    --             1,171
                                                   ----------        ----------

 Operating income                                      12,327             5,724
 Interest income (expense)                                238            (1,640)
 Minority interest                                       (256)             (865)
                                                   ----------        ----------
 Income from continuing operations before income
 taxes                                                 12,309             3,219
 Income tax provision                                   4,676             1,185
                                                   ----------        ----------

 Income from continuing operations                      7,633             2,034
 Loss from discontinued operations, net of income
 taxes                                                   (620)             (121)
                                                   ----------        ----------
 Net income                                        $    7,013        $    1,913
                                                   ==========        ==========

 Basic earnings per share-continuing operations    $     0.24        $     0.07

 Basic earnings per share-discontinued operations       (0.02)            (0.01)
                                                   ----------        ----------
                                                   $     0.22        $     0.06
                                                   ==========        ==========

Diluted earnings per share-continuing operations   $     0.24        $     0.06

Diluted earnings per share-discontinued operations      (0.02)            (0.00)
                                                   ----------        ----------
                                                   $     0.22        $     0.06
                                                   ==========        ==========
Weighted average shares of Common stock outstanding:
      Basic                                        31,314,293        30,706,462
      Diluted                                      32,274,728        31,398,976

                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                                              March 31, 2006             December 31,
                                                                (Unaudited)                  2005
                                                              --------------             ------------
   ASSETS
   Current assets:
   Cash and cash equivalents                                     $   91,144               $  103,785
   Accounts receivable, net                                       1,066,577                1,046,380
   Costs and estimated earnings in excess of billings
     on uncompleted contracts                                       178,695                  185,634
   Inventories                                                        9,583                   10,175
   Prepaid expenses and other                                        41,696                   43,829
                                                                 ----------               ----------
     Total current assets                                         1,387,695                1,389,803

   Investments, notes and other long-term receivables                25,138                   28,659
   Property, plant & equipment, net                                  47,389                   46,443
   Goodwill                                                         283,039                  283,412
   Identifiable intangible assets, net                               16,197                   16,990
   Other assets                                                      13,309                   13,634
                                                                 ----------               ----------
   Total assets                                                  $1,772,767               $1,778,941
                                                                 ==========               ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
   Borrowings under working capital credit line                  $       --               $       --
   Current maturities of long-term debt and capital
     lease obligations                                                  616                      551
   Accounts payable                                                 427,390                  452,709
   Billings in excess of costs and estimated earnings
     on uncompleted contracts                                       353,049                  330,235
   Accrued payroll and benefits                                     125,179                  154,276
   Other accrued expenses and liabilities                            99,375                  107,545
                                                                 ----------               ----------
     Total current liabilities                                    1,005,609                1,045,316

   Long-term debt and capital lease obligations                       1,330                    1,406
   Other long-term obligations                                      136,812                  116,783
   Total stockholders' equity                                       629,016                  615,436
                                                                 ----------               ----------
   Total liabilities and stockholders' equity                    $1,772,767               $1,778,941
                                                                 ==========               ==========